[EXHIBIT 8.1]


         [LETTERHEAD OF CONNOLLY BOVE LODGE & HUTZ LLP]

Charles J. Durante
Partner

                       September 26, 2005

Board of Directors
IPI Fundraising, Inc.
4 Mill Park Court
Newark, Delaware 19713

      Re:   Merger Among BF Acquisition Group III, Inc.,
            FundraisingDirect.com, Inc.,
            Imprints Plus, Inc.; and IPI Fundraising, Inc.

Ladies and Gentlemen:

     We have been asked to render this opinion as special tax counsel in connection with the merger (the "Merger") among BF Acquisition Group III, Inc., a Florida corporation ("BF Acquisition Group"); Imprints Plus, Inc., a Delaware corporation ("Imprints Plus"); FundraisingDirect.com, Inc., a Delaware corporation ("FundraisingDirect"); and IPI Fundraising, Inc., a Delaware corporation ("IPI Fundraising" or the "Surviving Corporation").

     BF Acquisition Group, Imprints Plus and FundraisingDirect are referred to collectively as the "Disappearing Corporations," each a "Disappearing Corporation." The four corporation are collectively referred to herein as the "Constituent
Corporations," each a "Constituent Corporation."

     Under the Merger, BF Acquisition Group, FundraisingDirect and Imprints Plus are to be merged into IPI Fundraising.

     In that capacity, we have examined the following documents or copies thereof certified or otherwise identified to our satisfaction. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies.

  1.  Certified  copy  of the Articles of Incorporation  of  BF
      Acquisition, as filed with the Secretary of State of Florida on April 15, 1999.

  2. Certified copy of the Certificate of Incorporation of Fund raisingDirect, as filed with the Secretary of State of Delaware on January 7, 1999.

  3. Certified copy of the Certificate of Incorporation of Imprints Plus, as filed with the Secretary of State of Delaware on February 5, 1988.

  4.  Certified copy of the Certificate of Incorporation of IPI
      Fundraising, as filed with the Secretary of State of Delaware on December 6, 2004.

  5. Certificate of Good Standing for BF Acquisition, issued by the Secretary of State of Florida.

  6. Certificate of Good Standing for FundraisingDirect, issued by the Secretary of State of Delaware.

  7. Certificate of Good Standing for Imprints Plus, issued by the Secretary of State of Delaware.

  8. Certificate of Good Standing for IPI Fundraising, issued by the Secretary of State of Delaware.

  9. Bylaws of BF Acquisition, certified to be correct by the Secretary thereof.

  10. Bylaws of FundraisingDirect, certified to be correct by the Secretary thereof.

  11. Bylaws of Imprints Plus, certified to be correct by the Secretary thereof.

  12. Bylaws of IPI Fundraising, certified to be correct by the Secretary thereof.

  13. Certificate of Incumbency identifying the current officers and directors of BF Acquisition.

  14. Certificate of Incumbency identifying the current officers and directors of FundraisingDirect.

  15. Certificate of Incumbency identifying the current officers and directors of Imprints Plus.

  16. Certificate of Incumbency identifying the current officers and directors of IPI Fundraising.

  17. Agreement and Plan of Merger among, inter alia, the Constituent Corporations (the "Agreement of Merger").

  18. Plan of Merger among the Constituent Corporations.

  19. Resolutions of directors of BF Acquisition authorizing the Agreement of Merger and the Plan of Merger.

  20. Resolution of shareholders of BF Acquisition adopting the Agreement of Merger and the Plan of Merger.

  21. Resolution of directors of FundraisingDirect authorizing the Agreement of Merger and the Plan of Merger.

  22. Resolution of shareholders of FundraisingDirect adopting the Agreement of Merger and the Plan of Merger.

  23. Resolution of directors of Imprints Plus authorizing the Agreement of Merger and the Plan of Merger.

  24. Resolution of shareholders of Imprints Plus adopting the Agreement of Merger and the Plan of Merger.

  25. Resolution of directors of IPI Fundraising authorizing the Agreement of Merger and the Plan of Merger.

  26. Resolution of shareholders of IPI Fundraising adopting the Agreement of Merger and the Plan of Merger.

  27. Form of Certificate of Merger, to be executed on behalf of the Surviving Corporation.

  28. Sales Restriction Agreements executed by persons identified on Page 58 of Registration Statement of IPI Fundraising.

     Items 1 to 16 above are collectively referred to as "Entity Documents." Items 17 to 28 are collectively referred to as "Merger Documents." Capitalized items not otherwise defined herein shall have the same meaning as ascribed in the foregoing documents.

     We have also relied on a Certificate, executed by each of the Constituent Corporations, representing to us that:

  1.  No  consideration  other than stock  of  the  Constituent
      Corporations is being exchanged in the merger, except for dissenting shareholders.

  2. There is no plan or intention by any shareholder who owns five percent or more of the stock of any of the Constituent Corporations, and the management of each of the Constituent Corporations, to its best knowledge, is not aware of any plan or intention on the part of any particular remaining shareholder or security holder of any of the Constituent Corporations, to exercise any dissenters' rights, as described in the Agreement of Merger.

  3. There is no plan or intention by any shareholder who owns five percent or more of the stock of any of the Constituent Corporations, and the management of each of the Constituent Corporations, to its best knowledge, is not aware of any plan or intention on the part of any particular remaining shareholder or security holder of any of the Constituent Corporations, to sell, exchange, transfer by gift, or otherwise dispose of any stock in, or securities of the Surviving Corporation after the Merger.

  4. Although the Agreement and Plan of Merger provides for payment in cash to shareholders of the Disappearing Corporations who exercise their statutory right of appraisal under 8 Del. C. 262, there is no reasonable likelihood that continuing interest through stock ownership in the Surviving Corporation on the part of the shareholders of each Disappearing Corporation will not equal in value, as of the effective date of the merger, at least 50 percent of the value of all of the formerly outstanding stock of each Disappearing Corporation as of the merger, taking into account any sales, redemptions and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of merger.

  5. The liabilities of the Disappearing Corporations assumed by the Surviving Corporation and the liabilities to which the transferred assets of the Disappearing Corporations are subject were incurred by the Disappearing Corporations in the ordinary course of business.

  6. Following the Merger, the Surviving Corporation will continue the business heretofore conducted by Imprints Plus and FundraisingDirect.

  7. There is no intercorporate indebtedness existing among the Constituent Corporations that was issued or acquired or will be settled at a discount.

  8. There is no plan or intention to liquidate the Surviving Corporation, to merge it with any other corporation or other entity (except pursuant to the Merger), or to sell or otherwise dispose of the assets of any of the Constituent Corporations after the Merger, except in the ordinary course of business.

  9. None of the Constituent Corporations derives more than 90 percent of its gross income from dividends, interest, payments with respect to securities loans, gains from dispositions of and other income from stock, securities or foreign currencies, and net income from an interest in publicly traded partnerships.

  10. None of the Constituent Corporations will elect to be treated as a real estate investment trust for any current or past tax year.

  11. None of the Constituent Corporations has assets of which 50 percent or more in value are stock and securities.

  12. None of the Constituent Corporations has assets of which 80 percent or more in value are assets held for investment.

  13. No party to the Merger is under the jurisdiction of a court
      in  a  case under title 11 of the United States Code, or   a
      receivership, foreclosure, or similar proceeding in a Federal or State court.

  14. The fair market value of the assets of each Disappearing Corporation will equal or exceed the sum of its liabilities assumed by the Surviving Corporation plus the amount of liabilities, if any, to which such assets are subject.

  15. No debt that will be assumed by the Surviving Corporation is personally guaranteed by any shareholder of any of the Disappearing Corporations.

  16. Before the Merger, the Surviving Corporation owned no shares of any of the Disappearing Corporations.

  17. None of the Disappearing Corporations accumulated its receivables nor made extraordinary payment of its payables in anticipation of the Merger.

  18. There has been no redemption of stock in any of the Disappearing Corporations in the year before the Merger.

     We have relied on resolutions of the Constituent
Corporations as to the due execution and delivery of all such documents and on Certificates with other representations made by the Constituent Corporations concerning the Merger.

     Capitalized items not otherwise defined herein shall have the same meaning as ascribed in the documents described thereof.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above and we have not reviewed any document that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the aforementioned documents and the actions stated therein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, and the statements and information set forth therein, all of which we have assumed to be true, complete and accurate in all material respects.

     We have undertaken no inquiry to verify the accuracy or completeness of the representations in any certificates. We have assumed that the Certificate of Merger will be duly recorded in the Office of the Secretary of State of Delaware and that all applicable fees imposed in connection therewith will be paid.

     We have not been engaged or undertaken to verify or review the execution, acknowledgment or delivery of the documents.

     With respect to all documents, examined by us, we have assumed that (a) all documents examined by us are executed by all necessary parties and all signatures on documents examined by us are genuine, (b) all documents submitted to us as originals are authentic and (c) all documents submitted to us as copies conform with the originals of those documents.

     We are relying upon a certificate from David M. Bovi, P.A., general counsel for the Merger, with respect to: (a) the authority of each of the parties to the documents to execute and deliver, and to perform its obligations under, such documents,
(b) the due authorization, execution and delivery by all parties thereto of the documents, and (c) that each of the documents constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

     Based on our examination of the Documents and such investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

  A. Upon the completion of all filings to effect the Merger as a statutory merger under the Delaware General Corporation Law and the Florida Business Corporation Act, the Merger will constitute a "merger" within the meaning of 368(a) of the Internal Revenue Code (the "Code").
  B. Each of the Constituent Corporations will be a "party to the merger" within the meaning of 368(b) of the Code.
  C. No gain or loss will be recognized by any of the Constituent Corporations as a result of the Merger.
  D. No sale or exchange upon which taxable gain or loss is recognized will occur for a shareholder of Imprints Plus, BF Acquisition Group or FundraisingDirect who exchanges shares of stock of Imprints Plus, BF Acquisition Group or FundraisingDirect for IPI Fundraising stock under the Merger.
  E. The tax basis of the shares of stock of IPI Fundraising received by a shareholder of Imprints Plus, BF Acquisition Group or FundraisingDirect under the Merger will be equal to the tax basis of such stock exchanged therefor.
  F. The holding period of the shares of stock of IPI Fundraising received by a shareholder of Imprints Plus, BF Acquisition Group or FundraisingDirect will include the holding period or periods of the such stock exchanged therefor, provided that such stock was held as a capital asset within the meaning of 1221 of the Code at the effective time of the Merger.

     In addition to any exceptions, qualifications and assumptions noted hereinabove, the foregoing opinions are subject to the following exceptions, qualifications and assumptions:

  A. The opinions expressed herein are limited to the laws, rules and regulations of the Internal Revenue Code of the United States of America and of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware) now in effect, and we have not considered and express no opinion on any other laws, rules or regulations.
  B. We have assumed that all signatures of or on behalf of parties other than the Company on documents and instruments examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as copies conform with the originals, which assumptions we have not independently verified.
  C. The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events or changes of the law that may occur subsequent to such date. We undertake no responsibility to advise you of changes in law or fact hereafter occurring.

     The opinions expressed in this letter are given solely for the benefit of the addressee and its shareholders as of the date hereof, and may be used in connection with the S-4 registration statement to filed on behalf of IPI Fundraising.

     We consent to the use of this opinion, including all legal conclusions expressed herein, in the Registration Statement of IPI Fundraising, Inc., including each applicable amendment thereto.

                              Very truly yours,



                             /s/CONNOLLY BOVE LODGE & HUTZ LLP

DAVID M. BOVI, P.A.
David M. Bovi                               The Comeau Building
Counselor At Law                            319 Clematis Street Suite 700
LL.M. Securities Regulation                 West Palm Beach, FL 33401


Phone (561) 655-0665                        dmbpa@bellsouth.net
Fax   (561) 655-0693


                     CERTIFICATE OF DAVID M. BOVI, P.A.

    As general counsel for the merger (the "Merger") among BF Acquisition Group III, Inc., a Florida corporation ("BF Acquisition Group"); Imprints Plus, Inc., a Delaware corporation ("Imprints Plus"); FundraisingDirect.com, Inc., a Delaware corporation ("FundraisingDirect"); and IPI Fundraising, Inc., a Delaware corporation ("IPI Fundraising" or the "Surviving Corporation"), we hereby certify as follows:

    I.   With regard to all documents listed in Section II of this Certificate:

         A. Each of the parties to the Merger-related documents we examined has the power and authority to execute and deliver, and to perform its obligations under, such documents.

         C. All parties thereto of all documents we examined have duly authorized, executed and delivered the same.

         D. Each of the documents we examined constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

    II.  We have examined each of the following Merger-related documents:

         A. Plan of Merger among BF Acquisition Group, FundraisingDirect.com, Imprints Plus, and IPI Fundraising (collectively, the "Constituent Corporations").

         B. Agreement and Plan of Merger among, inter alia, the Constituent Corporations (the "Agreement of Merger").

         C. Resolutions of directors of BF Acquisition authorizing the Agreement of Merger and the Plan of Merger.

         D. Resolution of shareholders of BF Acquisition adopting the Agreement of Merger and the Plan of Merger.

         E. Resolution of directors of FundraisingDirect authorizing the Agreement of Merger and the Plan of Merger.

         F. Resolution of shareholders of FundraisingDirect adopting the Agreement of Merger and the Plan of Merger.

         G. Resolution of directors of Imprints Plus authorizing the Agreement of Merger and the Plan of Merger.

         H. Resolution of shareholders of Imprints Plus adopting the Agreement of Merger and the Plan of Merger.

         I. Resolution of directors of IPI Fundraising authorizing the Agreement of Merger and the Plan of Merger.

         J. Resolution of shareholders of IPI Fundraising adopting the Agreement of Merger and the Plan of Merger.

         K. Certificate of Merger among the Constituent Corporations, which shall forthwith be executed on behalf of IPI Fundraising and filed with the Delaware Secretary of State.

    In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed or reproduction copies. As to various questions of fact relevant to this Certificate, we have relied upon, and assume the accuracy of, certificates of public officials and the representations and warranties of the Company and the other parties set forth in the Merger Agreement.

    We have executed this Certificate the 26th day of September, 2005.



                               DAVID M. BOVI, P.A.



                               By: /s/ David M. Bovi
                                  -------------------------------
                                  David M. Bovi, Esq., President